Exhibit 16.1

Eran Yahalom, CPA

Nahal Ayalon St. 20, Tzur Yitzhak, Israel

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

October 15th, 2021

Commissioners:

I have read the statements made by NeuroSense Therapeutics Ltd. under the caption “Change in Accountants” included in its Registration Statement on Form F-1. I agree with the statements concerning our firm in such Form F-1.

Very truly yours,

/s/ Eran Yahalom, CPA

Eran Yahalom, CPA

/s/ Eran Yahalom, CPA

050 9889966	eran@eycpa.co.il	www.eycpa.co.il